Exhibit 99.2

REVOCABLE PROXY

CHOICE BANK

SPECIAL MEETING OF SHAREHOLDERS
to be held on
_________________, 2010

THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS OF CHOICE BANK FOR USE AT THE SPECIAL MEETING OF SHAREHOLDERS OF CHOICE BANK TO BE HELD ON _________________, 2010, AND AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and the combined Proxy Statement/Prospectus of Choice Bank and Choice Bancorp, Inc. dated ______________, 2010 and, revoking any proxy heretofore given, hereby constitutes and appoints Keith C. Pollnow, Stanley G. Leedle and John Glynn, and each of them with full power of substitution, as Proxies to represent and to vote, as designated below, all the shares of Common Stock of Choice Bank held of record by the undersigned on ______________, 2010, at the Special Meeting of Shareholders of Choice Bank to be held on ______________, 2010 at 10:00 a.m. local time, at LaSure’s, 3125 South Washburn Street, Oshkosh, Wisconsin, or any adjournment or postponements thereof.

Your shares will be voted as directed below.  However, if you do not check any of the boxes, the Proxies appointed above will vote your shares "FOR" approval of the proposal in Paragraph 1, below, and will vote in their discretion upon any other matters that may be presented at the Shareholder Meeting (except that, if you voted "AGAINST" in proposal in Paragraph 1, below, they will not vote your shares in favor of an adjournment to solicit further proxies).  You may revoke this proxy at any time prior to the Shareholder Meeting by filing a written notice of revocation with Choice Bank’s Secretary, by delivering a duly executed proxy bearing a later date to Choice Bank, or by attending the Shareholder Meeting and voting in person. YOU MAY REVOKE THIS PROXY AT ANY TIME BEFORE IT IS VOTED, EITHER BY (I) SUBMITTING A LATER-DATED PROXY; (II) FILING A WRITTEN NOTICE OR REVOCATION WITH THE SECRETARY OF THE BANK OR WITH THE ACTING SECRETARY OF THE MEETING OR BY ORAL NOTICE GIVEN TO THE PRESIDING OFFICER DURING THE SPECIAL MEETING, OR (III) ATTENDING THE SPECIAL MEETING AND VOTING IN PERSON.

1.

Proposal to approve the following resolution of the shareholders of Choice Bank:

RESOLVED, that the merger of Choice Bank and Choice Interim Bank, pursuant to the terms and conditions of an Agreement and Plan of Reorganization between Choice Bank and Choice Bancorp, Inc. and a Merger Agreement between Choice Bank and Choice Interim Bank whereby (i) Choice Bank will become a wholly-owned subsidiary of Choice Bancorp, Inc., and (ii) the outstanding shares of Choice Bank common stock will be converted, on a one-for-one basis, into shares of Choice Bancorp, Inc. common stock and shareholders of Choice Bank will thereby become shareholders of Choice Bancorp, Inc. is hereby ratified and confirmed.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.

In their discretion, to vote on such other business as may properly come before the meeting and any adjournment or postponement thereof, including proposals to adjourn the special meeting to permit further solicitation of proxies if we have not received sufficient votes to approve the proposal in Paragraph 1, above.  However, if the undersigned has voted the shares represented hereby AGAINST such proposal the Proxies may not vote said shares in favor of an adjournment of the special meeting to solicit further proxies.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED ABOVE BY THE UNDERSIGNED SHAREHOLDER(S).  IF PROPERLY SIGNED, BUT NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF THE ABOVE PROPOSAL.

Please sign exactly as your name appears on this Proxy.  When shares are held by joint tenants, both should sign.  When signing as attorney, personal representative, administrator, trustee or guardian, please give full title as such.  If a corporation or partnership, please sign in full corporate name, by the President, other authorized officer, or by an authorized person.

Dated: _____________________________, 2010.

Signature	Signature, if jointly held

Please Print Name	Please Print Name

PLEASE MARK YOUR SELECTION FOR THE PROPOSAL DESCRIBED ABOVE, THEN SIGN AND DATE THIS FORM.  PLEASE RETURN THIS PROXY FORM PROMPTLY, USING THE ENCLOSED POSTAGE-PREPAID ENVELOPE.